Exhibit 10.2

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY APPLICABLE STATE LAW. THIS NOTE MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR PLEDGED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT (2) TO ROYALE ENERGY, INC. OR ANY SUBSIDIARY THEREOF, (3) TO A PERSON WHOM THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE ACT (A “QIB”) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN COMPLIANCE WITH RULE 144A UNDER THE ACT, (4) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE ACT, (5) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE ACT (IF AVAILABLE), (6) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE ACT) OR (7) PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION UNDER THE ACT, AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS. FOR PURPOSES OF CLAUSES (6) AND (7) ABOVE, AN OPINION OF COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED MAY BE REQUESTED BY ROYALE ENERGY, INC. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE ACT.

THIS NOTE IS SUBJECT TO THE SUBORDINATION PROVIONS SET FORTH HEREIN. BY ITS ACCEPTANCE OF THIS NOTE, THE HOLDER HEREOF AGREES TO BE BOUND BY SUCH SUBORDINATION PROVISIONS TO THE SAME EXTENT THAT “HOLDER” (AS DEFINED HEREIN) IS BOUND.

FORM OF SERIES 2024 SENIOR PROMISSORY NOTE

[$ 1,166,496.00]	[October 1, 2024]

FOR VALUE RECEIVED, the undersigned, ROYALE ENERGY, INC., a Delaware corporation, with a mailing address of 1530 Hilton Head Road, Suite 205, El Cajon, California 92019 (“Maker” or the “Company”), promises to pay to the order of Jordan Enterprises Limited Partnership, a California Limited partnership (together with any future holder of this Proimssor Note, the “Holder”), in lawful money of the United States of America, in the principal sum of One Million, One Hundred Sixty Six Thousand Four Hundred Ninty Six Dollars ($1,166,496.00)], together with interest at the Stated Interest Rate (as defined below), payable at such time and in such manner as provided below. This Promissory Note (this “Note”) is designated a “Series 2024 Senior Promissory Note” of the Company and it ranks pari passu with all other all other senior, unsecured debt of the Company, including all other Series 2024 Senior Promissory Notes of the Company. This Note is subject to prior payment of senior secured indebtedness and obligations of Maker. The Note is issued under terms of the Transaction Agreement as provided in Section 6 below.

1.    Interest Rate. Subject to Section 3 hereof, the interest rate on this Note shall be fixed at the rate of zero percent (0.00%) per annum on the outstanding daily principal balance of this Note at all times from the date of this Note set forth above (the “Effective Date”) through the close of business on December 31, 2025 (the “First Interest Period End Date”); and immediately thereafter the interest rate shall automatically reset such that outstanding daily principal balance of this Note from day to day outstanding shall bear interest at a rate of five percent (5.00%) per annum at all times from the First Interest Period End Date through December 31, 2027 (the “Second Interest Period End Date”); and immediately thereafter the interest rate shall automatically reset such that outstanding daily principal balance of this Note from day to day outstanding shall bear interest at a rate of eight percent (8.00%) per annum at all times from the Second Interest Period End Date through June 30, 2029 (the “Maturity Date”) and until all outstanding principal hereunder has been paid in full (as applicable, the “Stated Interest Rate”); it being understood that the Stated Interest Rate shall not exceed the Maximum Rate and shall in any event be subject to the provisions of Section 3 below.

2.    Payment.

(a)    Interest; Time of Payments; PIK Interest Election. During the period from the First Interest Period End Date until the Maturity Date and thereafter until all outstanding principal hereunder is repaid in full in cash, interest shall accrue on the outstanding principal balance of this Note at the applicable Stated Interest Rate and shall be payable monthly in arrears not later than the fifth business day of each month (each such date is an “Interest Due Date”); provided, however, that during the period from the First Interest Period End Date until the Second Interest Period End Date (the “Second Interest Period” herein) following the delivery by Maker to Holder of a PIK Notice, in the form attached as Exhibit A hereto, and continuing until the first Interest Due Date following the delivery by Maker to Holder of a PIK Revocation Notice, in the form attached as Exhibit B hereto, Maker shall make no cash payment of interest on this Note and in lieu of such payments, all accrued and unpaid interest shall be added automatically and immediately, without any further action by Maker or Holder, to the outstanding principal amount of the Note on and as of each such monthly Interest Due Date (“PIK Interest”). For absence of doubt, Maker shall have no right to substitute PIK Interest for cash interest payments due under this Note with respect to interest due during any period under this Note other than interest due during the Second Interest Period. In addition, subject to the terms contained herein, all outstanding principal of this Note, together with all accrued and unpaid interest at the Stated Interest Rate, shall be due and payable on the Maturity Date in a single lump sum payment.

(b)    Mandatory Prepayment. Upon closing of the sale of the Company, or substantially all assets or ownership interests of the Company at any time when amounts are outstanding under terms of this Note, the Maker shall prepay the outstanding principal balance due under this Note together with all accrued and unpaid interest thereon at the Stated Interest Rate within three (3) business days following closing and receipt of funds from such transaction.

(c)    Optional Prepayments. The Maker may prepay at any time, and from time to time up to and including the Maturity Date, all or any portion of the outstanding principal balance due under this Note, without premium or penalty, provided that each such prepayment is accompanied by all accrued and unpaid interest thereon; provided further, that the Maker shall pay the entire remaining outstanding principal balance, if any, due under this Note, together with accrued and unpaid interest thereon, to Holder on the

Maturity Date. Any partial prepayments shall be applied first to accrued and unpaid interest with the remainder, if any, applied to the payment of principal.

(d)    Manner of Payment. All payments due under the Note shall be made in U.S. dollars in immediately available funds to Holder. If any payment on the Note is due on a day which is not a Business Day (as hereinafter defined), such payment shall be due on the next succeeding Business Day. “Business Day” means any day other than a Saturday, Sunday or legal holiday in the State of Texas or California.

(e)    Any payment of any amount due hereunder, whether principal, interest, fees or expenses, which is overdue for more than forty-five (45) days shall incur a penalty in the amount of $100.00 per day for each day thereafter during which such payment remains unpaid.

3.    Maximum Rate. Regardless of any provision in this Note or in any other document or instrument executed in connection herewith, it is the intention of both Holder and the Company that Holders not (a) contract for, charge, take, reserve, receive, or apply, as interest on all or any part of the principal of this Note any amount in excess of the Maximum Rate or the Maximum Amount or (b) receive any unearned interest, in violation of any applicable law. If any acceleration of the maturity of this Note or any payment under this Note or any other document or instrument executed in connection herewith produces a rate in excess of the Maximum Rate or if any Holder shall for any reason receive any such unearned interest or if any transaction contemplated hereby or by any such other document or instrument would otherwise be usurious under applicable law, then (i) the aggregate of all interest under applicable usury laws that is contracted for, charged, taken, reserved, received or applied under this Note, such other documents or instruments, or otherwise shall under no circumstances exceed the Maximum Amount, (ii) neither the Company nor any other person shall be obligated to pay the amount of such interest to the extent that it is in excess of the Maximum Amount, (iii) any excess or unearned interest shall be deemed to be and shall be treated as a partial prepayment or repayment of principal and any remaining excess or unearned interest will be refunded to the Company, and (iv) the provisions of this Note and such other documents or instruments shall immediately be deemed reformed, without the necessity of the execution of any new document or instrument, so as to comply with all applicable usury laws. For purposes herein, “Maximum Amount” and “Maximum Rate” respectively mean the maximum non-usurious amount and the maximum non-usurious rate of interest that, under applicable law, the Holders permitted to contract for, charge, take, reserve or receive on the outstanding principal amount of this Note.

4.    Certain Representations.

(a)    Due Organization; Valid Existence. The Company is a corporation duly organized and validly existing under the laws the State of Delaware, has the right to transact business in the State of Delaware and is in good standing and qualified to do business as a foreign business entity in each jurisdiction where the conduct of its business requires such qualification.

(b)    Corporate Power. The execution, delivery, and performance by the Company of this Note and the consummation of the transactions contemplated hereby and thereby are within the governing power of the governing bodies of the Company, have been duly authorized by all necessary governing actions of such governing bodies, and do not contravene the governing agreements of the Company or any law binding on or affecting the Company.

(c)    Authorization and Approvals. No permit and no notice to or filing with any governmental authority or any other person is required for the due execution, delivery, and performance by the Company of this Note or the other documents and instruments executed in connection herewith to which it is a party, except for (i) those permits that have been obtained or made on or prior to the date hereof and that are in full force and effect, and (ii) those notices to and filings with any governmental authority or any other person that have been provided or made on or prior to the date hereof.

(d)    Enforceable Obligations. This Note and the other documents and instruments executed in connection herewith to which the Company is a party have been duly executed and delivered by the Company. This Note and such other documents and instruments are the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, or similar law affecting creditors’ rights generally and by general principles of equity.

(e)    True and Complete Disclosure. All factual information (excluding estimates) heretofore or contemporaneously furnished by or on behalf of the Company in writing to Holder for purposes of or in connection with this Note, the other documents and instruments executed in connection herewith to which the Company is a party or any transaction contemplated hereby or thereby is, and all other such factual information hereafter furnished by or on behalf of the Company in writing to Holder shall be, to its best knowledge, true, complete and accurate in all material respects on the date as of which such information is dated or certified and did not or will not, as the case may be, contain any untrue statement of a material fact or omit to state, as of the date delivered, any material fact or liability necessary to make the statements contained therein not misleading at such time.

5.    Covenants.

(a)    Compliance with Laws, Etc. the Company shall comply in all material respects with all applicable laws.

(b)    Preservation of Rights, etc. the Company shall preserve and maintain, as applicable, its rights, franchises and privileges in the jurisdiction where its properties are located.

(c)    Notice of Default; Claims. the Company shall furnish to Holder prompt written notice, and in any event within ten (10) days after Maker acquires knowledge, of (x) the occurrence of any Default under this Note, and (y) any claims, legal or arbitration proceedings, before any governmental authority, or disputes, pending, or, to the best knowledge of the Company, threatened, against the Company which could reasonably be expect to cause a material adverse effect on the Company.

(d)    Further Assurances. The Company shall cure promptly any defects in the creation and issuance of this Note and the execution and delivery of this Note and the other documents and instruments executed in connection herewith to which it is a party at the request of Holder. The Company at its own expense will promptly execute and deliver to Holder upon its reasonable request all such other documents, agreements and instruments to comply with or accomplish the covenants and agreements of the Company under the Note and such other documents and instruments.

6.    Transaction Agreement. Maker issued this Note and each of the other Series 2024 Senior Promissory Notes issued under either i) the Exchange Agreement (the “Exchange Agreement”) dated as of October 1, 2024, and/or ii) the Release Agreement dates (the “Release Agreement”) dated as of October 1, 2024, collectively referred to as “Transaction Agreement”. The terms of this Note and the other Series 2024 Senior Promissory Notes include those stated in the Agreement. This Note and the other Series 2024 Senior Promissory Notes are subject to all such terms, and Holder is referred to the Transaction Agreement for a statement of such terms.

7.    Events of Default and Remedies. The occurrence of any one or more of the following events with respect to Maker shall constitute an event of default hereunder (“Event of Default”):

(a)    Payment Default. If Maker shall fail to pay when the principal, interest due or the Commitment Fee with respect to this Note on the Maturity Date.

(b)    Acceleration of Material Indebtedness. If an event occurs which results in the acceleration of outstanding indebtedness of the Company under the Credit Agreement, or the acceleration of payment obligations of the Company under any agreement in an amount equal to or greater than $10,000,000 and such amounts are not paid in full within 60 days.

(c)    Covenant Default.The Company shall default in the observance or performance of any other agreement contained in this Note (other than a payment default) and such default continues unremedied for 15 days.

(d)    Bankruptcy and Insolvency. If, pursuant to or within the meaning of the United States Bankruptcy Code or any other federal or state law relating to insolvency or relief of debtors (a “Bankruptcy Law”), Maker shall (i) commence a voluntary case or proceeding; (ii) consent to the entry of an order for relief against it in an involuntary case; (iii) consent to the appointment of a trustee, receiver, assignee, liquidator or similar official; (iv) make an assignment for the benefit of its creditors; or (v) admit in writing its inability to pay its debts as they become due.

(e)    Appointment of Receiver. If an involuntary bankruptcy proceeding is commenced against Maker or a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) appoints a trustee, receiver, assignee, liquidator or similar official for Maker or substantially all of Maker’s properties, or (ii) orders the liquidation of Maker, and in each case the proceeding, order or decree is not dismissed within 90 days.

Maker shall notify Holder in writing within ten (10) days after the occurrence of any Event of Default of which Maker acquires knowledge.

8.    Remedies. upon the occurrence of an Event of Default hereunder (unless all Events of Default have been cured or waived by Holder), Holder may, at its option (i) by written notice to Maker, declare the entire unpaid principal balance of this Note, together with all accrued interest thereon and all other amounts related thereto, immediately due and payable regardless of any prior forbearance, and/or (ii) exercise any and all rights and remedies available to it under applicable law, including, without limitation, the right to collect from Maker all sums due under this Note. Each right and remedy available to Holder shall be cumulative of and in addition to each other such right and remedy. No delay on the part of Holder in the exercise of any right or remedy available to Holder shall operate as a waiver thereof, nor shall any single or partial exercise thereof or exercise of any other such right or remedy. Enforcement by Holder of any security for the payment hereof shall not constitute any election by Holder of remedies so as to preclude the exercise of any other remedy available to Holder.

9.    Transfer or Replacement of the Note; Accredited Investor.

(a)    Note Transfer; Replacement. This Note is a separate and detachable security, transferable only on the books of Maker at the office of the Maker by the registered Holder hereof in person or by an attorney duly authorized in writing, upon surrender of this Note to the Maker for transfer. The Maker may require and condition any proposed transfer on its receipt of definitive written information reasonably requested concerning the prospective transferee. Upon any such transfer, a new Note will be issued to the transferee or transferees in exchange for this Note. Upon receipt by the Maker of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Note, and, in case of loss, theft or destruction, of an agreement of indemnity, Maker will make and deliver a new Note of like tenor, in lieu of this Note. This Note shall be promptly canceled by Maker upon the surrender hereof in connection with any exchange, transfer or replacement.

(b)    Investment Purposes. The Holder represents that it is acquiring the Note for investment purposes and not with a view to the resale or distribution in violation of the Securities Act of 1933, as amended (the “Securities Act”) of all or any part thereof. The Holder acknowledges that the Note has not been registered under the Securities Act or the securities or “blue sky” laws of any state or other domestic or foreign jurisdiction (collectively, the “Securities Laws”), and that none of such securities may be sold, transferred or otherwise disposed of except pursuant to an effective registration statement thereunder or an applicable exemption therefrom.

(c)    Accredited Investor. The Holder (i) has such knowledge and experience in financial and business matters that such Holder is capable of evaluating the merits and risks of his or her investment in the Note and has the financial ability to assume the monetary risk associated therewith; (ii) is able to bear the complete loss of his or her investment in the Note; has received such documents and information from the Maker as such Holder has requested and has had the opportunity to ask questions of and receive answers from the Maker and the terms and conditions of the offering of the notes and to obtain additional information; (iii) is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act; and (iv) is not relying upon any statements or instruments made or issued by any person other than the Maker in making a decision to invest in the Note.

(d)    Restrictions on Transfer. This Note has not been registered under the Securities Laws, and no such registration is contemplated. This Note shall not be transferable except in compliance with the provisions of the Securities Laws, which require registration, or an applicable exemption from registration, for each transfer or other disposition of the Note. This Note and each note issued in exchange for or upon transfer of this Note shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY APPLICABLE STATE LAW. THIS NOTE MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR PLEDGED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT (2) TO ROYALE ENERGY, INC. OR ANY SUBSIDIARY THEREOF, (3) TO A PERSON WHOM THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE ACT (A “QIB”) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN COMPLIANCE WITH RULE 144A UNDER THE ACT, (4) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE ACT, (5) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE ACT (IF AVAILABLE), (6) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE ACT) OR (7) PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION UNDER THE ACT, AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS. FOR PURPOSES OF CLAUSES (6) AND (7) ABOVE, AN OPINION OF COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED MAY BE REQUESTED BY ROYALE ENERGY, INC. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE ACT.”

10.    Cumulative Rights. No delay on the part of Holder in the exercise of any power or right under this Note, or under any document or instrument executed in connection herewith, shall operate as a waiver thereof, and no single or partial exercise of any such power or right or any other power or right shall operate as a waiver thereof. Enforcement by Holder of any security for the payment hereof shall not constitute any election by Holder of remedies so as to preclude the exercise of any other remedy available to Holder.

11.    Waiver. Except as provided for herein, the Company hereby waives demand, presentment, protest, notice of intention to accelerate, notice of acceleration, notice of protest, and any and all lack of diligence or delay in collection or the filing of suit hereon which may occur, and agrees that its liability on this Note shall not be affected by any renewal or extension in the time of payment hereof, by any indulgences, or by any release or change in any security for the extensions, indulgences, release, or changes, regardless of the number of such renewals, extensions, indulgences, releases, or changes.

12.     Amendment. The Note may not be amended orally, but only by an agreement in writing signed by Maker and Holder.

13.    Notices. Any notice or demand given hereunder by Holder shall be in writing and be deemed to have been given and received (a) when actually received by the Company, if delivered in person or by courier or messenger, or (b) two Business Days (as hereinafter defined) after a letter containing such notices, certified or registered, with postage prepaid addressed to the Company, is deposited in the United States Mail. The address of each of the Company and Holder is set forth in the first full paragraph of this Note, or such other address as any party hereto shall advise to the other parties hereto by written notice sent by certified or registered letter.

14.    Governing Law. THE MAKER OF THIS NOTE IS A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE AND THE LAWS OF SUCH STATE SHALL GOVERN THE CONSTRUCTION, VALIDITY, ENFORCE‐MENT, AND INTERPRETATION HEREOF, EXCEPT TO THE EXTENT FEDERAL LAWS OTHERWISE GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT, AND INTER‐PRETATION HEREOF.

15.    Submission to Jurisdiction. MAKER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY DELAWARE STATE OR FEDERAL COURT SITTING IN THE STATE OF DELAWARE IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR THE TRANSACTION AGREEMENT.

16.    JURY TRIAL WAIVER. AS PERMITTED BY APPLICABLE LAW, EACH OF BORROWER, AGENT AND LENDERS WAIVES THEIR RESPECTIVE RIGHTS TO A TRIAL BEFORE A JURY IN CONNECTION WITH ANY CLAIM, DISPUTE, OR CONTROVERSY THAT ARISES WITH RESPECT TO THIS NOTE OR THE TRANSACTION AGREEMENT OR SUCH OTHER DOCUMENTS RELATED THERETO (ALL OF THE FOREGOING, A “DISPUTE”), AND ANY SUCH DISPUTE SHALL BE RESOLVED BY A JUDGE SITTING WITHOUT A JURY.

17.    Headings. The headings of the sections of this note are inserted for convenience only and shall not be deemed to constitute a part hereof.

18.    Successors and Assigns. All of the covenants, stipulations, promises, and agreements in this Note by or on behalf of Maker shall bind its successors and assigns, whether so expressed or not; provided, however, that Maker may not, without the prior written consent of Holder, assign any rights, duties, or obligations under this Note. Any assignment in violation of the foregoing shall be null and void. Holder may assign any of its respective rights, duties, or obligations under this Note and shall provide notice of same to Maker.

19.    DAMAGES. EACH OF BORROWER, AGENT AND LENDERS EXPRESSLY AND IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH ACTION AGAINST ANOTHER PARTY, ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES.

20.    Business Day; Payments. As used herein, “Business Day” means, for all purposes, a weekday, Monday through Friday, except a legal holiday or a day on which banking institutions in State of Texas are authorized or required by law to be closed. Payment of the principal of, and interest on, this Note shall be due and payable in lawful money of the United States of America at the address of Holder set forth in the first full paragraph of this Note on or before 10:00 a.m. central standard time on the day such payment is due. In any case where a payment of principal or interest is due on a day that is not a Business Day, Maker shall be entitled to delay such payment until the next succeeding Business Day.

21.    ENTIRE AGREEMENT. THIS NOTE AND THE TRANSACTION AGREEMENT REPRESENT THE FINAL AGREEMENT AMONG MAKER AND HOLDER AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BY AND BETWEEN SUCH PERSONS. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN SUCH PERSONS.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the undersigned has executed this Note as of the day and year first above written.

MAKER:

ROYALE ENERGY, INC.

By:________________________

Johnny Jordan

Chief Executive Officer

Signature Page to Secured Term Loan Note

Acknowledged and Agreed:

HOLDER:

Jordan Enterprises Limited Partnership

__________________________________________

By: Johnny Jordan

Signature Page to Secured Term Loan Note